EXHIBIT 10.1

ROBERT HALF INTERNATIONAL INC.

SENIOR EXECUTIVE RETIREMENT PLAN

(As Amended and Restated Effective May 8, 2003)

                1.  INTRODUCTION.  This Plan was adopted by the Company to provide retirement benefits to those individuals, other than any individual holding the office of Chief Executive Officer or President, who participated in the Company’s Deferred Compensation Plan and, with respect to those individuals, this Plan shall supersede the Deferred Compensation Plan. The Administrator or the Chief Executive Officer may also select other Participants to be eligible for benefits hereunder.

                2.  DEFINITIONS.  As used in this Plan, the following terms have the meanings set forth below:

                2.1  ADMINISTRATOR means the Compensation Committee of the Board.

                2.2  BOARD means the Board of Directors of the Company.

                2.3  CHANGE IN CONTROL means the occurrence of any of the following:

                (a) Any person or group (as such terms are defined in Section 13(d)(3) of the Exchange Act), other than an employee benefit plan sponsored by the Company or a subsidiary thereof or a corporation owned (directly or indirectly), by the stockholders of the Company in substantially the same proportions of the ownership of stock of the Company, shall become the beneficial owner of securities of the Company representing 20% or more, or commences a tender or exchange offer following the successful consummation of which the offerer and its affiliates would beneficially own securities representing 20% or more, of the combined voting power of then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise; PROVIDED, HOWEVER, that a Change in Control shall not be deemed to include the acquisition by any such person or group of securities representing 20% or more of the Company if such party has acquired such securities not with the purpose nor with the effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purposes or effect, including, without limitation, not in connection with such party (i) making any public announcement with respect to the voting of such shares at any meeting to consider a merger, consolidation, sale of substantial assets or other business combination or extraordinary transaction involving the Company, (ii) making, or in any way participating in, any “solicitation” of “proxies” (as such terms are defined or used in Regulation 14A under the Exchange Act) to vote any voting securities of the Company (including, without limitation, any such solicitation subject to Rule 14a-11 under the Exchange Act) or seeking to advise or influence any party with respect to the voting of any voting securities of the Company, directly or indirectly, relating to a merger or other business combination involving the Company or the sale or transfer of substantial assets of the Company, (iii) forming, joining or in any way participating in any “group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of the Company, directly or indirectly, relating to a merger or other business combination involving the Company or the sale or transfer of any substantial assets of the Company, or (iv) otherwise acting, alone or in concert with others, to seek control of the Company or to seek to control or influence the management or policies of the Company.

                (b) The stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company.

                (c) A change in the composition of the Board of Directors of the Company occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (i) are directors of the Company as of the date hereof, or (ii) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company). As a result of or in connection with any cash tender offer, merger, or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company just prior to such event shall cease within one year to constitute a majority of the Board.

                (d) The Company’s stockholders approve a definitive agreement providing for a transaction in which the Company will cease to be an independent publicly owned corporation.

                (e) The stockholders of the Company approve a definitive agreement (i) to merge or consolidate the Company with or into another corporation in which the holders of the Stock immediately before such merger or reorganization will not, immediately following such merger or reorganization, hold as a group on a fully-diluted basis both the ability to elect at least a majority of the directors of the surviving corporation and at least a majority in value of the surviving corporation’s outstanding equity securities, or (ii) to sell or otherwise dispose of all or substantially all of the assets of the Company.

                2.4  COMPANY means Robert Half International Inc., a Delaware corporation.

                2.5  EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

                2.6  OFFER means a tender offer or an exchange offer for shares of the Company’s Stock.

                2.7  PARTICIPANT means any elected executive officer or any key executive, other than any individual holding the office of Chief Executive Officer or President, approved by the Administrator or the Chief Executive Officer for participation in the Plan. The benefits of individuals (other than any individual holding the office of Chief Executive Officer or President) who had accounts (whether or not vested) under the Deferred Compensation Plan shall be transferred to this Plan, effective December 31, 1995, with interest for 1995 credited at the rate and as provided in Section 7 hereof instead of at the rate and as provided in the Deferred Compensation Plan. With respect to the year ended December 31, 1995 those individuals will thereafter be Participants hereunder and will no longer participate in the Deferred Compensation Plan.

                2.8  PLAN means the Senior Executive Retirement Plan.

                2.9  VOTING SHARES means the outstanding shares of the Company entitled to vote for the election of directors.

                3.  PURPOSE OF THE PLAN.  The purpose of the Plan is to attract, retain and reward Participants by providing them with supplemental income for use after their retirement. The Plan is designed to qualify as an unfunded ERISA “top-hat” plan for a select group of management or highly compensated employees of the Company and its subsidiaries designated by the Administrator.

                4.  ADMINISTRATION.  The Administrator shall have full power to interpret, construe and administer the Plan, except as otherwise provided in the Plan. The expense of administering the Plan shall be borne by the Company and shall not be charged against benefits payable hereunder.

                5.  DEFERRED COMPENSATION FORMULA.  Each Participant shall receive the base salary and annual cash bonus payable to that Participant for services rendered in his capacity as an employee of the Company or a designated subsidiary during the calendar year of participation, plus fifteen percent (15%) of such base salary and annual cash bonus as deferred compensation pursuant to this Plan, provided he is employed by the Company on the last day of such calendar year (December 31, 1995 for the first year). A Participant’s allocation of deferred compensation hereunder shall be deemed to have been made, for all purposes relating to this Plan, as of the first business day of the year following the year with respect to which the deferred compensation has been earned.

                The Administrator or the Chief Executive Officer may at any time designate any Participant as entitled to receive a Change in Control Allocation. Once a Participant is so designated, such designation may not be rescinded. With respect to any Participant who has been designated as entitled to receive a Change in Control Allocation, there shall be allocated to such Participant’s account promptly following a Change in Control (if such Participant is employed by the Company on the date of the Change in Control) an amount equal to the product of (a) the number of whole years remaining until the Participant attains age 62 and (b) the last annual allocation made under the Plan. After such Change in Control Allocation has been made, each subsequent annual allocation under the Plan for such Participant following the Change in Control and prior to such Participant’s 62nd birthday shall be reduced by an amount equal to the last annual allocation made to such Participant prior to the Change in Control.

                6.  SEPARATE ACCOUNTS.  The Administrator shall maintain an individual account under the name of each Participant entitled to allocations pursuant to the Plan. Each such account shall be adjusted to reflect any amounts transferred from the Deferred Compensation Plan, deferred compensation credited hereunder, interest credited on such amounts and any distribution of such amounts hereunder. The establishment and maintenance of a separate account for each Participant shall not be construed as giving any person any interest in any assets of the Company or any right to payment other than as provided hereunder or any right to participate hereunder or in future years of employment. Such accounts shall be unfunded and maintained only for bookkeeping convenience; provided, however, the Company may establish an irrevocable grantor trust and contribute amounts to such trust to support its obligations hereunder.

                7.  INVESTMENT PERFORMANCE.  Each account shall be credited on the last day of each calendar year with interest on the balance of such account as of the first day of the calendar year. Interest credited for a calendar year shall be at a rate equal to one hundred (100%) of the Moody’s Corporate bond Yield Average reported in THE WALL STREET JOURNAL on the last business day of the calendar year (or the valuation date selected by the Administrator preceding a distribution).

                8.  VESTING.  Each Participant’s interest under the Plan shall be forfeitable upon such Participant’s termination of employment for any reason, except to the extent it becomes vested hereunder. Each Participant’s interest, regardless of when allocated, will be deemed unvested unless and until such Participant has completed ten years of service with the Company. “Years of Service” shall be based on the anniversary of the later of the Participant’s date of hire or his or her transfer to Company headquarters. At such time as the Participant has completed ten years service with the Company, the amount vested at any given time shall be (a) 50%, if Participant is age 50 or younger, (b) the sum of (i) 50% and (ii) 4 1/6% times the difference between Participant’s age and 50, if Participant is between age 51 and age 62, or (c) 100%, if Participant is age 62 or older. In the event of a Change in Control, all amounts credited under the Plan to each affected Participant shall become fully vested and nonforfeitable as a result of such event. Notwithstanding the foregoing, amounts shall vest hereunder in accordance with the terms of any severance agreement or other written arrangement between the Participant and the Company. In addition and notwithstanding the foregoing, the accounts transferred to this Plan from the Company’s Deferred Compensation Plan, including any and all investment performance hereunder, shall continue to vest under the terms of the Deferred Compensation Plan.

                9.  TIME OF DISTRIBUTION.  No vested amounts shall be payable hereunder until the first to occur of the following events:

                (a) The date of the Participant’s complete and total disability, as determined by the Administrator in its sole discretion (without regard to eligibility for benefits under any disability plan or program of the Company and/or its subsidiaries);

                (b) The Participant’s death; or

                (c) The date of the Participant’s separation from employment with the Company and/or its subsidiaries for any reason.

                Notwithstanding the foregoing, distribution may occur at an earlier date as provided in Section 10 hereunder.

                All vested amounts will be valued and paid within 90 days following the occurrence of any such event. If distribution occurs before the end of a year a Participant shall receive a pro rata amount of deferred compensation under Section 5 hereof.

                10.  WITHDRAWALS.  The Administrator may direct payment of all or any vested portion of amounts credited to the account of a Participant upon application by the Participant. Any such application must show demonstrable financial need for distribution in order to meet extraordinary medical or medically related expenses, substantial costs related to residential requirements of the Participant, family educational expenses in an amount considered by the Administrator burdensome in relation to the Participant’s other available financial resources for meeting such expenses, extraordinary expenses related to an unanticipated casualty, accident or other misfortune or any other similar need approved by the Administrator.

                Any such distribution shall be made in the sole discretion of the Administrator.

                11.  METHOD OF DISTRIBUTION.  Upon termination from the Company, each Participant shall receive a lump sum distribution of all amounts payable to the Participant hereunder, unless prior to termination of employment the Participant elects, and the Administrator consents to, payment upon termination to be made in the form of installments over a period of time approved by the Administrator and not extending beyond the life expectancy of the Participant.

                12.  DEATH OF PLAN PARTICIPANT.  In the event that a Participant shall die at any time prior to complete distribution of all amounts payable to him hereunder, the remaining unpaid amounts shall be paid to the beneficiary or beneficiaries designated by the Participant, or in the absence of any such designation, to his estate in a lump sum distribution, unless the Administrator consents to installments.

                13.  PAYMENT IN THE EVENT OF DISABILITY.  If a person entitled to any payment hereunder shall be under a legal disability, or in the sole judgment of the Administrator shall otherwise be unable to apply such payment to his own interest and advantage, the Administrator in the exercise of its discretion may direct the Company to make any such payment in any one (1) or more of the following ways:

                                (a) Directly to such person;

                                (b) To his legal guardian or conservator; or

                                (c) To his spouse or to any person charged with his support;

to be expended for the benefit of Participant. The decision of the Administrator shall in each case be final and binding upon all persons in interest. Any such payment shall completely discharge the obligations of the Administrator and Company with regard to such payment.

                14.  ASSIGNMENT.  No Participant or beneficiary of a Participant shall have any right to assign, pledge, hypothecate, anticipate or in any way create a lien upon any amounts payable hereunder. No amounts payable hereunder shall be subject to assignment or transfer or otherwise be alienable, either by voluntary or involuntary act or by operation of law, or subject to attachment, execution, garnishment, sequestration or other seizure under any legal, equitable or other process, or be liable in any way for the debts or defaults of Participants and their beneficiaries, except to the extent permitted by applicable law and pursuant to the Administrator’s receipt and approval of a “qualified domestic relations order.”

                15.  WITHHOLDING.  Any taxes required to be withheld from deferrals or payments to Participants hereunder shall be deducted and withheld by the Company.

                16.  AMENDMENT AND TERMINATION.  This Plan may be amended in whole or in part by action of the Administrator and may be terminated at any time by action of the Administrator; provided, however, that no such amendment or termination shall reduce any amount credited hereunder to the extent such amount was credited prior to the date of amendment or termination; and provided, further, that the duties and liabilities of the members of the Administrator hereunder shall not be increased without their consent.

                17.  RIGHTS OF PARTICIPANTS.  The Company’s sole obligation to Participants and their beneficiaries shall be to make payment as provided hereunder. All payments shall be made from the general assets of the Company, and no Participant shall have any right hereunder to any specific assets of the Company or to be retained in the employment of the Company. All amounts of compensation allocated under this Plan, any property purchased therewith and all income attributable thereto shall remain the property and rights of the Company subject to the claims of the Company’s general creditors.

                18.  BINDING PROVISIONS.  All of the provisions of this Plan shall be binding upon all persons who shall be entitled to any benefits hereunder, and their heirs, and personal representatives.

                19.  EFFECTIVE DATE.  This Plan shall be effective December 31, 1995.

                20.  GOVERNING LAW.  This Plan and all determinations made and actions taken pursuant hereto shall, to the extent not preempted by ERISA, be governed by the law of the State of California and construed accordingly.

                21.  SEVERABILITY.  If any provision of this Plan is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Plan shall be deemed valid and enforceable to the full extent possible.